                                                                    EXHIBIT 99.1

NuCO2 Inc.
2800 SE Market Place, Stuart, Florida  34997
www.nuco2.com
email:  investor_relations@nuco2.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE                CONTACTS:  MICHAEL E. DEDOMENICO
                                                CHAIRMAN AND CEO
                                                ROBERT R. GALVIN
                                                CFO AND EXECUTIVE VICE PRESIDENT
                                                (772) 221-1754

                        NUCO2 INC. REPORTS RECORD RESULTS
                       FOR FOURTH QUARTER AND FISCAL 2005
                                      ----
  NEW CUSTOMER ACTIVATIONS EXCEED 3,400 FOR FOURTH QUARTER AND 18,000 FOR YEAR
             TOTAL REVENUES UP 20% AND EBITDA UP 28% YEAR-OVER-YEAR
                     COMPANY ISSUES GUIDANCE FOR FISCAL 2006

STUART,  FLORIDA,  August 17,  2005 - NuCO2 Inc.  (NASDAQ:  NUCO),  the  largest supplier in the U.S. of bulk CO2 systems and services for  carbonating  fountain beverages,  today reported  record  revenues and earnings for the fourth quarter and fiscal year ended June 30, 2005.

            o    New contract bookings totaled 2,934 for the fourth quarter,  as compared to 2,890 in the prior year's fourth  quarter,  and for the full year  totaled  13,346 as  compared to 9,872 for fiscal
                 2004.
            o    Net customer  activations  totaled 3,443 in the fourth quarter, as compared to 2,696 in the prior year's  fourth  quarter,  and for the full  year  totaled  18,051  as  compared  to 6,948 for fiscal 2004.
            o    Total revenues for the fourth quarter increased 24.2%, to $26.2 million, compared to the corresponding year-ago period, and for the full fiscal year rose 20.4%, to $97.3 million.
            o    Operating income advanced 35.1% for the fourth quarter, to $5.3 million,  and as a  percentage  of total  revenues  improved to
                 20.2%,  as  compared  to 18.6% a year  ago.  Full  fiscal  year operating income increased 51.8%, to $18.8 million, or 19.3% of
                 total   revenues,   compared   to  $12.4   million  and  15.4%,
                 respectively, in fiscal 2004.

            "NuCO2 made substantial progress this past year, and we look forward to further strong gains in the new year just getting  underway," said Michael E.
DeDomenico, Chairman and CEO. "Fiscal 2005's key achievements include activating over 18,000 net new customers,  including  strategic  account  acquisitions from
Pain Enterprises,  which was our largest competitor,  and Coca-Cola Enterprises, and completing a successful  follow-on public equity offering.  Through our debt refinancings,  we have created balance sheet capacity to  aggressively  grow our business  and  have  secured  a much  lower  borrowing  cost.  We also  achieved continued strengthening of our operating, service, and sales functions in fiscal
2005 and are planning further upgrades in fiscal 2006."

            Mr.  DeDomenico also added, "We anticipate our Company will continue to forge ahead in new activations,  particularly as a result of our strengthened sales  organization  and with Jack Wilson now leading our growth  strategy,  who previously was a senior  executive with The Coca-Cola  Company's  fountain sales group.  We will  continue to make  strategic  acquisitions  of accounts that can contribute to improving  density at our service  locations.  The market for bulk
CO2 systems remains dynamic and largely untapped. NuCO2, as the largest and best situated  national  company  serving this market,  is especially well positioned financially  and  from an  operating  viewpoint  to  capitalize  on  this  broad opportunity."

            EBITDA   (earnings   before   interest,   taxes,   depreciation  and
amortization),  which  the  Company  regards  as  useful  information  as to its liquidity, improved in the fourth quarter to $9.6 million, a 24.7% increase over the same quarter of the prior year,  and 36.5% as a percentage of revenues.  For the year,  EBITDA totaled $35.3  million,  a gain of 27.8% over the prior year's
$27.6  million,  and  equal to 36.3% of  total  revenues,  against  34.2% a year earlier.

            Fourth quarter net income reflected a debt extinguishment  charge of
$5.8  million,  due to the  redemption  in  April  2005 of the  Company's  16.3%
subordinated  notes  due 2009 and the  subsequent  refinancing  of its  previous senior bank  agreement  in May 2005.  In  addition,  NuCO2  realized a favorable non-cash tax adjustment of approximately  $19.6 million from the reversal of its deferred tax valuation  allowance in accordance  with SFAS 109,  ACCOUNTING  FOR
INCOME TAXES. As a result of these two factors, net income in the fourth quarter totaled $18.6 million,  compared to $1.8 million in the  corresponding  year-ago period, and for the full year totaled $25.6 million, compared to $2.2 million in fiscal 2004. Net income per diluted common share for the fourth quarter  equaled
$1.16,  compared  with $0.13 a year  earlier,  and for the full year amounted to
$1.79, compared to $0.12 a year ago.

            Adjusted to exclude the debt extinguishment charge and the favorable tax  adjustment,  net income for the fourth  quarter would have amounted to $4.8 million, or $0.30 per diluted share, and $11.8 million for fiscal 2005, or $0.82 per diluted share.

FISCAL 2006 OUTLOOK

            In  fiscal  2006,  the  Company   expects  total  revenues  to  grow
approximately 15% and EBITDA to increase by at least 20%. This expected increase in EBITDA is adjusted to eliminate the non-cash expense of stock options,  which will be reflected in the Company's  financial results,  beginning with the first quarter of fiscal 2006, as required under SFAS 123R,  ACCOUNTING FOR STOCK-BASED
COMPENSATION.

ABOUT NUCO2

            NuCO2 Inc.  is the leading  and only  national  provider of bulk CO2 products  and  services to the U.S.  fountain  beverage  industry.  With service locations  within reach of virtually all of the fountain  beverage  users in the
Continental U.S., NuCO2's experienced professionals comprise the largest network of sales and support  specialists in the industry  serving  national  restaurant chains,  convenience stores, theme parks and sports and entertainment complexes, among  others.  NuCO2's  revenues  are largely  derived  from the  installation, maintenance  and rental of bulk CO2 systems and delivery of beverage  grade CO2, which are  increasingly  replacing high pressure CO2, until now the  traditional method for carbonating  fountain  beverages.  The technology  offers  consistent quality,  greater  ease of  operation,  and  heightened  efficiency  and  safety utilizing  permanently installed on-site cryogenic storage tanks. NuCO2 provides systems and services  that allow its  customers to spend more time serving their customers. Visit the Company's website at www.nuco2.com.

CONFERENCE CALL

A conference call to report operating  results for the fourth quarter and fiscal
2005 will be held  tomorrow at 11:00 a.m.  Eastern Time. It can be accessed over the Internet via NuCO2's website at  www.nuco2.com.  To listen to the live call, please go to the website at least fifteen  minutes  early to register,  download and install any  necessary  audio  software.  For those who cannot listen to the live broadcast,  a replay will be available on NuCO2's website shortly after the call.

STATEMENTS  CONTAINED IN THIS PRESS RELEASE  CONCERNING  THE COMPANY'S  OUTLOOK,
COMPETITIVE  POSITION AND OTHER  STATEMENTS OF MANAGEMENT'S  BELIEFS,  GOALS AND
EXPECTATIONS ARE "FORWARD-LOOKING  STATEMENTS" WITHIN THE MEANING OF SECTION 27A
OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES  EXCHANGE ACT OF
1934, AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS
TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY THE STATEMENTS.  WITH
RESPECT  TO SUCH  FORWARD-LOOKING  STATEMENTS,  WE CLAIM  PROTECTION  UNDER  THE
PRIVATE SECURITIES  LITIGATION REFORM ACT OF 1995. THESE RISKS AND UNCERTAINTIES
INCLUDE, BUT ARE NOT LIMITED TO, THE ABILITY OF THE COMPANY TO ADD NEW ACCOUNTS,
COMPETITION  AND  FUTURE  OPERATING  PERFORMANCE.   THE  COMPANY  DISCLAIMS  ANY
OBLIGATION TO UPDATE ANY  FORWARD-LOOKING  STATEMENT AS A RESULT OF DEVELOPMENTS
OCCURRING AFTER THE DATE OF THIS PRESS RELEASE.

                                       ###

                                                  NUCO2 INC.
                                           CONDENSED BALANCE SHEETS
                                                (IN THOUSANDS)

                 ASSETS                                                       June 30, 2005     June 30, 2004*
                                                                              -------------     --------------
Current assets:
                  Cash and cash equivalents                                    $    968           $    505
                  Trade accounts receivable, net of allowance for doubtful
                  accounts of $1,850 and $2,095 respectively                      8,568              6,141
                  Inventories                                                       259                226
                  Prepaid insurance expense and other deposits                    1,281              2,193
                  Prepaid expenses and other current assets                         854                685
                  Deferred tax assets - current portion                           7,596               --
                                                                               --------           --------
                       Total current assets                                      19,526              9,750
                                                                               --------           --------

Property and equipment, net                                                     104,787             92,969
                                                                               --------           --------

                  Goodwill & other intangible assets, net                        33,521             25,602
                  Deferred tax assets                                            39,321               --
                  Other                                                             175                181
                                                                               --------           --------
                       Total other assets                                        73,017             25,783
                                                                               --------           --------

                           Total assets                                        $197,330           $128,502
                                                                               ========           ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
                  Current maturities of long-term debt                         $   --             $  6,048
                  Accounts payable                                                5,178              4,579
                  Accrued expenses & other current liabilities                    3,146              3,726
                                                                               --------           --------
                       Total current liabilities                                  8,324             14,353

Senior debt, less current maturities                                             32,000             30,962
Long-term subordinated debt                                                        --               29,163
Deferred tax liabilities                                                         24,198               --
Customer deposits                                                                 3,624              3,247
                                                                               --------           --------
                       Total liabilities                                         68,146             77,725

Redeemable preferred stock                                                         --               10,021

Total shareholders' equity                                                      129,184             40,756
                                                                               --------           --------
Total liabilities & shareholders' equity                                       $197,330           $128,502
                                                                               ========           ========

* Restated to conform to current year presentation.

                                                       NUCO2 INC.
                                                STATEMENTS OF OPERATIONS
                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                        Three Months Ended          Fiscal Year Ended
                                                                             June 30,                   June 30,
                                                                       ----------------------     -----------------------
                                                                         2005         2004*         2005         2004*
                                                                         ----         -----         ----         -----
Revenues:
              Product sales                                           $ 16,883      $ 13,324     $ 61,602      $ 49,900
              Equipment rentals                                          9,285         7,748       35,738        30,936
                                                                      --------      --------     --------      --------
Total Revenues                                                          26,168        21,072       97,340        80,836

Costs and expenses:
              Cost of products sold, excluding deprec & amort           11,172         8,508       41,147        33,883
              Cost of equipment rentals, excluding deprec & amort          678           512        2,522         2,345
              Selling, general and administrative expenses               4,246         4,192       17,020        15,722
              Depreciation and amortization                              4,271         3,753       16,484        15,234
              Loss on asset disposal                                       512           192        1,332         1,242
                                                                      --------      --------     --------      --------
                                                                        20,879        17,157       78,505        68,426
                                                                      --------      --------     --------      --------

Operating income                                                         5,289         3,915       18,835        12,410

Loss on early extinguishment of debt                                     5,817          --          5,817         1,964
Unrealized loss on financial instrument                                   --            --           --             177
Interest expense                                                           546         2,020        6,985         7,947
                                                                      --------      --------     --------      --------

Income available to common shareholders before taxes                    (1,074)        1,895        6,033         2,322
              Provision for income tax                                 (19,664)          142      (19,558)          142
                                                                      --------      --------     --------      --------
Net income available to common shareholders                           $ 18,590      $  1,753     $ 25,591      $  2,180
                                                                      ========      ========     ========      ========

Weighted average number of common and common
      equivalent shares outstanding
              Basic                                                     15,217        10,787       12,808        10,689
                                                                      ========      ========     ========      ========
              Diluted                                                   16,020        12,394       14,295        11,822
                                                                      ========      ========     ========      ========

Net income per basic common share                                     $   1.22      $   0.14     $   1.98      $   0.13
                                                                      ========      ========     ========      ========
Net income per diluted common share                                   $   1.16      $   0.13     $   1.79      $   0.12
                                                                      ========      ========     ========      ========

* Restated to conform to current year presentation.

                  RECONCILIATION OF GAAP NET INCOME AND EBITDA
                  --------------------------------------------

                                                            Three Months Ended              Fiscal Year Ended
                                                        June 30,           Mar 31,             June 30,
                                               ---------------------      ---------     -----------------------
                                                 2005          2004          2005          2005        2004
                                                 ----          ----          ----          ----        ----
Reconciliation of Net Income to EBITDA
  Net income (loss)                           $ 18,590      $  1,753      $  2,710      $ 25,591      $  2,180
  Interest expense                                 546         2,020         2,171         6,985         7,947
  Depreciation & amortization                    4,271         3,753         4,276        16,484        15,234
  Unrealized loss on financial instrument         --            --            --            --             177
  Provision for income taxes                   (19,664)          142          --         (19,558)          142
  Loss on early extinguishment of debt           5,817          --            --           5,817         1,964
                                              --------      --------      --------      --------      --------
                                              $  9,560      $  7,668      $  9,157      $ 35,319      $ 27,644
                                              ========      ========      ========      ========      ========

Cash flows provided by (used in):
  Operating activities                        $ 10,857      $  7,368      $  8,865      $ 29,651      $ 21,657
  Investing activities                        $ (8,402)     $ (4,862)     $ (5,677)     $(38,781)     $(16,595)
  Financing activities                        $(39,892)     $ (2,293)     $ 35,168      $  9,593      $ (5,012)

Earnings before interest, taxes, depreciation and amortization ("EBITDA") is one of the principal  financial measures by which the Company measures its financial performance.  EBITDA  is a  widely  accepted  financial  indicator  used by many investors, lenders and analysts to analyze and compare companies on the basis of operating  performance,  and the Company  believes that EBITDA  provides  useful information  regarding  the  Company's  ability  to  service  its debt and other obligations.  However, EBITDA does not represent cash flow from operations,  nor has it been  presented  as a  substitute  to  operating  income or net income as indicators of the Company's operating  performance.  EBITDA excludes significant costs of doing  business  and  should not be  considered  in  isolation  or as a substitute for measures of performance  prepared in accordance  with  accounting principles generally accepted in the United States of America. In addition,  the
Company's  calculation of EBITDA may be different from the  calculation  used by its  competitors,  and therefore  comparability  may be affected.  The Company's lenders also use EBITDA to assess the Company's  compliance with debt covenants.
These  financial  covenants are based on a measure that is not  consistent  with accounting  principles generally accepted in the United States of America.  Such measure is EBITDA (as defined) as modified by certain defined adjustments.

                       RECONCILIATION OF GAAP NET INCOME TO NET INCOME BEFORE DEBT
                        EXTINGUISHMENT AND REVERSAL OF THE TAX VALUATION ALLOWANCE

                                                          Three Months Ended,         Fiscal Year Ended
                                                               June 30,                   June 30,
                                                      -------------- --------      ---------------------
                                                         2005           2004         2005           2004
                                                      --------       --------      --------     --------
Net Income                                            $ 18,590       $  1,753      $ 25,591     $  2,180
Loss on early extinguishment of debt                     5,817            --          5,817        1,964
Reversal of deferred tax valuation allowance           (19,638)           --        (19,638)         --
                                                      --------       --------      --------     --------
                                                      $  4,769       $  1,753      $ 11,770     $  4,144
                                                      ========       ========      ========     ========

Net income per basic common share                     $   0.31       $   0.14      $   0.90     $   0.32
                                                      ========       ========      ========     ========
Net income per diluted common shares                  $   0.30       $   0.13      $   0.82     $   0.29
                                                      ========       ========      ========     ========